Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Operating Revenues:
Electric	$1,594	$1,725	$4,183	$4,101
Natural gas	129	134	592	619
Total operating revenues	1,723	1,859	4,775	4,720
Operating Expenses:
Fuel	199	205	594	574
Purchased power	162	178	491	451
Natural gas purchased for resale	25	34	196	227
Other operations and maintenance	402	411	1,229	1,246
Depreciation and amortization	225	211	668	628
Taxes other than income taxes	129	129	364	358
Total operating expenses	1,142	1,168	3,542	3,484
Operating Income	581	691	1,233	1,236
Other Income and Expenses:
Miscellaneous income	13	18	42	54
Miscellaneous expense	2	8	16	21
Total other income	11	10	26	33
Interest Charges	97	97	295	287
Income Before Income Taxes	495	604	964	982
Income Taxes	205	233	376	356
Net Income	290	371	588	626
Less: Net Income Attributable to Noncontrolling Interests	2	2	5	5
Net Income Attributable to Ameren Common Shareholders	$288	$369	$583	$621

Earnings per Common Share – Basic	$1.19	$1.52	$2.40	$2.56

Earnings per Common Share – Diluted	$1.18	$1.52	$2.39	$2.56

Average Common Shares Outstanding – Basic	242.6	242.6	242.6	242.6
Average Common Shares Outstanding – Diluted	244.7	242.9	244.0	243.0

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	September 30, 2017	December 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$9	$9
Accounts receivable - trade (less allowance for doubtful accounts)	507	437
Unbilled revenue	262	295
Miscellaneous accounts receivable	85	63
Inventories	547	527
Current regulatory assets	75	149
Other current assets	96	113
Total current assets	1,581	1,593
Property, Plant, and Equipment, Net	20,906	20,113
Investments and Other Assets:
Nuclear decommissioning trust fund	672	607
Goodwill	411	411
Regulatory assets	1,509	1,437
Other assets	538	538
Total investments and other assets	3,130	2,993
TOTAL ASSETS	$25,617	$24,699
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$777	$681
Short-term debt	446	558
Accounts and wages payable	548	805
Taxes accrued	159	46
Interest accrued	106	93
Customer deposits	108	107
Current regulatory liabilities	119	110
Other current liabilities	318	274
Total current liabilities	2,581	2,674
Long-term Debt, Net	6,922	6,595
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	4,721	4,264
Accumulated deferred investment tax credits	50	55
Regulatory liabilities	2,045	1,985
Asset retirement obligations	631	635
Pension and other postretirement benefits	711	769
Other deferred credits and liabilities	469	477
Total deferred credits and other liabilities	8,627	8,185
Ameren Corporation Shareholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,534	5,556
Retained earnings	1,830	1,568
Accumulated other comprehensive loss	(21)	(23)
Total Ameren Corporation shareholders’ equity	7,345	7,103
Noncontrolling Interests	142	142
Total equity	7,487	7,245
TOTAL LIABILITIES AND EQUITY	$25,617	$24,699

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Nine Months Ended September 30,
	2017	2016
Cash Flows From Operating Activities:
Net income	$588	$626
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	653	625
Amortization of nuclear fuel	71	63
Amortization of debt issuance costs and premium/discounts	16	17
Deferred income taxes and investment tax credits, net	366	364
Allowance for equity funds used during construction	(16)	(20)
Share-based compensation costs	12	17
Other	(7)	(9)
Changes in assets and liabilities	(40)	(124)
Net cash provided by operating activities	1,643	1,559
Cash Flows From Investing Activities:
Capital expenditures	(1,523)	(1,496)
Nuclear fuel expenditures	(52)	(41)
Purchases of securities – nuclear decommissioning trust fund	(248)	(310)
Sales and maturities of securities – nuclear decommissioning trust fund	235	297
Other	3	(1)
Net cash used in investing activities	(1,585)	(1,551)
Cash Flows From Financing Activities:
Dividends on common stock	(320)	(309)
Dividends paid to noncontrolling interest holders	(5)	(5)
Short-term debt, net	(112)	307
Maturities of long-term debt	(425)	(389)
Issuances of long-term debt	849	149
Share-based payments	(39)	(32)
Debt issuance costs	(5)	(1)
Other	(1)	(2)
Net cash used in financing activities	(58)	(282)
Net change in cash and cash equivalents	—	(274)
Cash and cash equivalents at beginning of year	9	292
Cash and cash equivalents at end of period	$9	$18